Exhibit 99.1

Innodata Reports Record First Quarter 2026 Results

•	Revenue Up 54% Year-Over-Year, Beats Consensus by 18%

•	Adjusted EBITDA of $25.0 Million Beats Consensus by 139%; Adjusted Gross Margin Expands to 47%

•	Raises Full-Year 2026 Revenue Growth Guidance to ~40% or More, Up From ~35% or More

•	Announces New Engagements With Big Tech Company Expected to Generate Approximately $51 Million of Revenue in 2026

NEW YORK – May 7, 2026 – INNODATA INC. (Nasdaq: INOD) today reported results for the first quarter ended March 31, 2026.

•	Revenue of $90.1 million, representing 54% year-over-year revenue growth.

•	Adjusted Gross Profit of $42.6 million, representing Adjusted Gross Margin of 47%.*

•	Adjusted EBITDA of $25.0 million, or 28% of revenue, an increase of $12.3 million from $12.7 million in the same period last year.*

•	Net income of $14.9 million, or $0.46 per basic share and $0.42 per diluted share, compared to net income of $7.8 million, or $0.25 per basic share and $0.22 per diluted share, in the same period last year.

•	Cash, cash equivalents and short-term investments of $117.4 million as of March 31, 2026, an increase of $35.1 million from $82.2 million as of December 31, 2025. The Company’s Wells Fargo credit facility, which was renewed and expanded from $30 million to $50 million on a three-year term during the quarter, remains undrawn, and the Company carries no appreciable debt.

* Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP financial measures and are defined below.

Jack Abuhoff, CEO, said, “Q1 was a record-setting quarter for Innodata – and it was record setting by a wide margin. Revenue grew 54% year-over-year while Adjusted EBITDA grew approximately 96% – operating leverage by definition. We delivered a single quarter of revenue that exceeded our annual revenue of just three years ago. Just as importantly, our results demonstrate that the strategic position we have been building is translating into scale, margin expansion, and cash generation.

“With one quarter behind us and progressively increasing visibility into the year ahead, we are raising our full-year 2026 revenue growth guidance to approximately 40% or more year-over-year, up from the approximately 35% or more we guided to ten weeks ago. We continue to view this guidance as prudent. There are several potentially large programs we have not yet included in our forecast.

“We are also announcing today a new set of engagements with one of the world’s leading Big Tech companies that we expect could generate approximately $51 million of revenue this year. Twelve months ago, our revenue from this customer was zero; this year we expect it to become our second-largest customer, and we see considerable headroom both within the current program and across additional programs we are actively discussing.

“Importantly, the diversification we planned for is now happening in practice. For full year 2026, we expect our largest customer to represent a smaller percentage of total revenue even though we expect our absolute dollar revenue with that customer to increase. In Q1, revenue from our other Big Tech customers, in the aggregate, grew 453% year-over-year. We believe this represents one of the strongest forms of customer diversification a company can deliver: the largest account continues to grow in absolute dollars, while the rest of the customer base grows even faster.

“We are also continuing to innovate at a rapid pace. This quarter we launched our Evaluation and Observability Platform in beta - a control plane for agentic systems - and shortly after launch closed our first platform engagement, valued at $1 million in revenue, with a hyperscaler customer. Fifteen additional companies are actively evaluating the platform, and we are in discussions with two leading hyperscalers about potential channel partnerships that we believe could meaningfully expand the platform’s reach. The strength of our research bench was further validated when one of our researchers had two papers accepted at the 2026 International Conference on Machine Learning (ICML), one of which received the prestigious ‘Spotlight’ designation - placing it among approximately 2% of the nearly 24,000 papers submitted to ICML this year.”

Abuhoff concluded, “We believe Innodata is entering a golden age of innovation. We are confident that 2026 will be a tremendous year for our shareholders, and we are excited about the opportunities that lie ahead in 2027 and beyond.”

Reporting Note

Effective the first quarter of 2026, the Company is reporting its financial results as a single operating segment. The Company previously reported three operating segments: DDS, Agility, and Synodex. The shift to single-segment reporting reflects the transformation of the Company’s business strategy and operating model, driven by its focus on agentic AI technologies and the increasingly integrated way in which it manages and delivers its services.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

(+1) 800 715 9871	North America, Toll Free
(+44) 800 358 0970	United Kingdom
(+1) 646 307 1963	International
Participant Access Code	3150581

For Replay:

(+1) 800 770 2030	North America-Toll Free
(+1) 609 800 9909	International
Playback ID	3150581

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/. Please note that the Webcast feature will be in listen-only mode.

Call-in replay will be available for seven days following the conference call, and Webcast replay will be available for 30 days following the conference call, at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company. We believe that data and Artificial Intelligence (AI) are inextricably linked. Our mission is to enable the responsible advancement of artificial intelligence by providing the data, evaluation frameworks, and human expertise required to build AI systems that can be trusted at scale. We provide a range of transferable solutions, platforms, and services for Generative AI / AI builders and adopters. In every relationship, we honor our 36+ year legacy delivering the highest quality data and outstanding outcomes for our customers.

Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the AI services market. Words such as “project,” “forecast,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “guide,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts; anticipated and actual use cases and outcomes; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the AI markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; revenue concentration among a limited number of customers; our dependency on third-party providers and partners; our ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. global trade and monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (“SEC”).

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the SEC on February 26, 2026, and in our other filings that we may make with the SEC. In light of these risks and uncertainties, there can be no assurance that the results referred to in any forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Aneesh Pendharkar

investor@innodata.com

(201) 371-8000

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as revenues less direct operating costs attributable to Innodata Inc. and its subsidiaries in accordance with GAAP, plus depreciation and amortization of intangible assets, stock-based compensation and other one-time costs included within direct operating cost.

We define Adjusted Gross Margin by dividing Adjusted Gross Profit over total GAAP revenues.

We use Adjusted Gross Profit and Adjusted Gross Margin to evaluate results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measure is included in the tables that accompany this release.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenues	$90,096	$58,344

Operating costs and expenses:
Direct operating costs	50,304	35,092
Selling and administrative expenses	22,892	14,980
Interest income, net	(442)	(127)
	72,754	49,945
Income before provision for income taxes	17,342	8,399
Provision for income taxes	2,444	612
Consolidated net income	14,898	7,787
Income attributable to non-controlling interests	-	-
Net income attributable to Innodata Inc. and Subsidiaries	$14,898	$7,787

Income per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.46	$0.25
Diluted	$0.42	$0.22
Weighted average shares outstanding:
Basic	32,625	31,434
Diluted	35,572	34,951

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$117,366	$82,230
Accounts receivable, net	45,937	46,510
Prepaid expenses and other current assets	10,487	6,654
Total current assets	173,790	135,394
Property and equipment, net	8,014	7,966
Right-of-use asset, net	3,817	4,094
Other assets	3,356	1,648
Deferred income taxes, net	5,286	3,429
Intangibles, net	14,090	13,983
Goodwill	2,053	2,079
Total assets	$210,406	$168,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$38,517	$26,720
Accrued salaries, wages and related benefits	21,400	16,480
Income and other taxes	6,319	4,471
Long-term obligations - current portion	2,304	1,659
Operating lease liability - current portion	1,233	1,202
Total current liabilities	69,773	50,532
Deferred income taxes, net	46	146
Long-term obligations, net of current portion	9,546	7,625
Operating lease liability, net of current portion	2,866	3,228
Total liabilities	82,231	61,531
STOCKHOLDERS' EQUITY	128,175	107,062
Total liabilities and stockholders’ equity	$210,406	$168,593

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$14,898	$7,787
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Stock-based compensation	5,908	2,881
Depreciation and amortization	2,176	1,563
Deferred income taxes	(1,922)	149
Pension cost	414	342
Changes in operating assets and liabilities:
Accounts receivable	360	(1,353)
Prepaid expenses and other current assets	(3,035)	(47)
Other assets	105	(16)
Accounts payable, accrued expenses and other liabilities	11,600	679
Accrued salaries, wages and related benefits	4,932	(249)
Income and other taxes	1,881	(869)
Pension benefit payments	(58)	(78)
Net cash provided by operating activities	37,259	10,789

Cash flows from investing activities:
Capital expenditures	(2,421)	(2,350)
Net cash used in investing activities	(2,421)	(2,350)

Cash flows from financing activities:
Proceeds from exercise of stock options	957	963
Withholding taxes on net settlement of restricted stock units	(50)	-
Payment of long-term obligations	(6)	(25)
Net cash provided by financing activities	901	938

Effect of exchange rate changes on cash and cash equivalents	(603)	282

Net increase in cash and cash equivalents	35,136	9,659

Cash and cash equivalents, beginning of period	82,230	46,897

Cash and cash equivalents, end of period	$117,366	$56,556

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
	2026	2025
Gross Profit attributable to Innodata Inc. and Subsidiaries	$39,792	$23,252
Depreciation and amortization	2,119	1,544
Stock-based compensation	664	427
Adjusted Gross Profit	$42,575	$25,223

Gross Margin	44%	40%
Adjusted Gross Margin	47%	43%

Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025
Net income attributable to Innodata Inc. and Subsidiaries	$14,898	$7,787
Provision for income taxes	2,444	612
Interest (income), net	(442)	(127)
Depreciation and amortization	2,176	1,563
Stock-based compensation	5,908	2,881
Adjusted EBITDA	$24,984	$12,716